EXHIBIT 10.23

  THIS ADDENDUM has been made effective as of the 1 day of November, 2004.
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This Schedule supersedes any previous Schedule "A" attached hereto for reference and forms an integral part of the entire Key Principal Employment Agreement originally entered into by the Company and Principal.

This Addendum has been made pursuant to a certain performance evaluation or position review conducted by Operations - Human Resources in conjunction with the Board of Directors of the Company.

Recital     B.  and  Paragraph  2.  Engagement
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     Description  of  the  Employee's  skills  and  services:

-     (same  as:  April  1,  2003  Schedule  "A"  attached  hereto)

     Employee's  Position  &  Title:

-     Senior  Vice  President,  Legal  Affairs

     Employee's  Duties  &  Responsibilities:

-     Manage,  Co-ordinate  and  supervise  all  legal  affairs of the companies
-     Manage  and  supervise  all  IP  and  Trademark  Compliance
- Manage and supervise all legal technology and intellectual property transactions
- Manage and Supervise Audit Consolidation with Canadian auditors and Parent Company auditors and US counsel for NASD Application
- Manage Legal Correspondence to be provided to Parent Company for NASD Application
-     Ensure  public  communication  compliance  with  Sarbanes  Oxley
- Manage employment litigation matters and settlements in coordination with HR
-     Patent  and  Domain  Registration  Management
-     Corporate  Finance  -  Lead  Attorney  Management
-     CDN  &  US  Cross  Border  Legal  Management
-     Compensation  Committee  -  supervise  and  manage
- Any other duties as might be assigned by the Board of Directors of the Company or Board of Directors of its Parent Company.

Paragraph  6.  Term
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     Commencement  Date:  November  1,  2004

     Evaluation  Date:    December  1,  2005

Paragraph  7.  Remuneration
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     Description  of  the  Employee's  Remuneration  and terms of payment, etc.:

(a) Wages: $10,416.66 CAD per Month (review pending 3 and 6 months thereafter)

(b)     Employee  Stock  Options,  if  any:

-     (same  as:  April  1,  2003  Schedule  "A"  attached  hereto)

(c)     Bonuses:

-     (same  as:  April  1,  2003  Schedule  "A"  attached  hereto)

Paragraph  8.  Benefits
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     Description  of  the  Benefits  available:

-     (same  as:  April  1,  2003  Schedule  "A"  attached  hereto)

Paragraph  9.  Holidays
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     Number  of  weeks  of  holiday  available  to  the  Employee:

-     4  weeks  holiday
-     Statutory  holidays

Paragraph  10.  Expenses  and  Automobile
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     The Company agrees to pay Employee mileage at the rate of $_____ per kilometre for his use of the Employee's vehicle for Company business or $______ per month whichever is greater.

- Principal has up to $3,000.00 a month in personal expense allowance as a taxable benefit. Principal must provide for valid receipts at the end of each month prior to reimbursement. Source income/benefit deductions will not be deducted immediately from such personal expense allowance until the end of each fiscal year.

- Principal may submit valid receipts for reasonable meals, gasoline and travel expenditures that are directly attributed to the normal course of business of the Company.

- At the financial affordability of the Company, the Principal may at his election, be provided with a lease vehicle of no greater than $750 per month in lease payments every three years and the Company agrees to provide such vehicle and all necessary maintenance, up-keep and insurance coverage for his sole use. The Principal agrees that such lease vehicle will be the property of the Company during his use and in the event of his termination or resignation, the Principal shall have an option to purchase or assume the lease vehicle from the Company under terms to be mutually determined by the Principal and the Company at the time of such event. In the event the Company can not afford to provide such lease vehicle during the duration of the Term of the Agreement, the Principal agrees that he cannot claim for any past loss of this benefit.

-     Reasonable  Parking  Disbursement  or  facilitation  of  parking  space.

Special  Particulars  (If  any)
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- Security Level (Black). - Principal has complete access to sensitive level networking, design and project operations.

- Principal has special authorization to have complete access and attendance to all Board Meetings conducted by the Board of Directors of the Company or Board of Directors of its Parent Company.

- Principal cannot conduct third party consultation work, carry out part-time employment or contract assignments similar to that of the projects or operations of the Company. Principal understands and agrees that the Company may at its sole right without notice, terminate the employment of the Principal in the event a breach of this particular is discovered with prior disclosure or authorization as specifically described herein.


AGREED  AND  ACCEPTED  TO:

/s/ Leslie  Ames
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Leslie  Ames
_________________________________
Title  of  Employee
_________________________________
Social  Insurance  Number  of  Employee


AGREED  AND  ACCEPTED  TO:

_________________________________               ________________________________
Authorized Signatory - Human  Resources         Authorized Signatory -
                                                Officer  /  Director